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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and the Statement of Additional Information constituting parts of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 23, 2004 relating to the financial statements and financial highlights of International Index Trust appearing in the December 31, 2003 Annual Report to Shareholders of Manufacturers Investment Trust, which have also been incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Agreement and Plan of Reorganization", and on the front cover page of the Statement of Additional Information in this Registration Statement.

In addition, we consent to the reference to us under the heading "Financial Highlights" in the Prospectus of Manufacturers Investment Trust dated May 1, 2004, which has also been incorporated by reference into this Registration Statement.


                                            /s/ PricewaterhouseCoopers, LLP


Boston, Massachusetts
May 10, 2004